UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2010

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On February 26, 2010, Xerium Technologies, Inc. (the “Company”) secured from certain of its lenders an extension to April 1, 2010 of the previously announced temporary waivers with respect to the Company’s Amended and Restated Credit Guaranty Agreement (the “Credit Agreement”), dated as of May 30, 2008, entered into by and among the Company, certain subsidiaries of the Company, Citicorp North America, Inc. as administrative agent, Citicorp North America, Inc. as collateral agent, and the lenders party thereto. As of February 26, 2010, the total amount outstanding under the Credit Agreement was approximately $600 million.

Pursuant to the Waiver and Amendment No. 4 (the “Waiver Agreement”) to the Credit Agreement, certain lenders agreed to extend the previous waivers of any defaults resulting from the Company’s failure to comply with the interest coverage, maximum leverage and fixed charge covenants under the Credit Agreement for the quarters ended September 30, 2009 and December 31, 2009, and to waive any defaults under agreements creating the Company’s existing hedging obligations and to extend forbearance thereof. These defaults will be waived until the earliest of (i) the occurrence of any other default under the Credit Agreement or the Company’s hedging agreements, (ii) the Company’s failure to comply with any term of the Waiver Agreement, and (iii) April 1, 2010 (the “Waiver Period”). Additionally, the requirement that the Company’s audited financial statements for the year ended December 31, 2009 be accompanied by an audit opinion unqualified as to “going concern” has been waived permanently. The Company agreed that during the Waiver Period no new revolving loans may be made to the Company, and the lenders would not be required to make any loans to the Company, except that the Company may request new letters of credit in an amount up to $3.5 million for equipment purchases and request extension of the expiration dates for certain outstanding letters of credit. The Waiver Agreement also requires the Company to report certain additional financial information to the lenders on a regular basis.

In connection with the Waiver Agreement, the outstanding balance under the Credit Agreement will continue to bear interest at a rate that is 1.0% per year in excess of the non-default rate otherwise payable under the Credit Agreement. In addition, the Company paid a consent fee to certain of its consenting lenders of approximately $292,000 in cash on the date of the effectiveness of the Waiver Agreement.

The description of the Waiver Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Waiver Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Company has issued a press release regarding the Waiver Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Waiver and Amendment No. 4 to Credit Agreement, dated as of February 26, 2010, by and among Xerium Technologies, Inc., certain subsidiaries of Xerium Technologies, Inc. and certain financial institutions as the Lenders.

99.1	Press release, dated February 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: February 26, 2010	By:	/S/ DAVID G. MAFFUCCI
	Name:	David G. Maffucci
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Waiver and Amendment No. 4 to Credit Agreement, dated as of February 26, 2010, by and among Xerium Technologies, Inc., certain subsidiaries of Xerium Technologies, Inc. and certain financial institutions as the Lenders.

99.1	Press release, dated February 26, 2010.